SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [XX]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
      [  ]  Preliminary Proxy Statement
      [  ]  Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
      [XX]   Definitive Proxy Statement
      [  ]  Definitive Additional Materials
      [  ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Sports Arenas, Inc.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         --------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[       ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1) Title of each class of securities to which transaction applies:
             --------------------------
       2) Aggregate number of securities to which transaction applies:
             ---------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
            the   filing   fee   is   calculated    and   state   how   it   was
            determined):__________
       4) Proposed maximum aggregate value of transaction:_________
       5) Total fee paid: __________

[  ]  Fee paid previously with preliminary materials. _____________
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid: _________
      2) Form, Schedule or Registration Statement No.: ______________________
      3) Filing Party: ________________________________
      4) Date Filed: ________________

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                       5230 CARROLL CANYON ROAD, SUITE 310
                           SAN DIEGO, CALIFORNIA 92121



                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                DECEMBER 20, 1996


TO THE SHAREHOLDERS OF SPORTS ARENAS, INC.:

   The Annual Shareholders' Meeting (the "Meeting") will be held at 10:00 A.M. on Friday, December 20, 1996, at 5230 Carroll Canyon Road, Suite 310, San Diego, California 92121, for the purpose of considering and voting upon the following matters, each of which is described in the annexed Proxy Statement:

      1. The election of five directors, to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

      2. Ratification of the selection of KPMG Peat Marwick LLP as the independent auditors for the fiscal year ending June 30, 1997.

      3. Such other matters as may properly come before the Meeting or any adjournments of it.

   November 21, 1996 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company for 10 days before the Meeting.

   We hope you can attend the Meeting in person; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE; BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED; OR BY ATTENDANCE AT THE MEETING AND VOTING IN PERSON.


            BY ORDER OF THE BOARD OF DIRECTORS


            Harold S. Elkan
            President


San Diego, California
December 1, 1996

                               SPORTS ARENAS, INC.
                       5230 CARROLL CANYON ROAD, SUITE 310
                           SAN DIEGO, CALIFORNIA 92121

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                DECEMBER 20, 1996


   Proxies in the form enclosed with this Proxy Statement are solicited by the Management of Sports Arenas, Inc. (the "Company"), in connection with the Annual Meeting of Shareholders of the Company to be held December 20, 1996, at the place set forth in the preceding Notice of Annual Meeting of Shareholders.

   This Proxy Statement and the form of proxy are being first mailed to the Company's shareholders on or about December 2, 1996. In addition to mailing copies of this material to all shareholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company, and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefor, solicit proxies by mail, telephone, telegram or personal contact. All expenses of this solicitation of proxies will be paid by the Company. The Company does not expect to employ any other person or entity to assist in the solicitation of proxies.


   Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised at the meeting by: (a) filing with the secretary of the Company a written notice revoking it; (b) executing a proxy bearing a later date; or (c) attending the meeting and voting in person.

   All shares represented by valid proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the proxy holders. Any duly executed proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors and in favor of Proposal 2 described in the Notice of Meeting of Shareholders and this Proxy Statement.

VOTING

   Only shareholders of record of the Company's common stock at the close of business on November 21, 1996 (the "Record Date"), are entitled to notice of, and to vote at the annual shareholders' meeting. On the Record Date there were 27,250,000 shares of common stock outstanding.

Each shareholder of record is entitled to one vote on each of the matters to be presented to the shareholders at the meeting, except that shareholders may have cumulative voting rights with respect to the election of Directors. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and each issue to be voted on. An abstention from voting or a broker non-vote is not counted in the voting process under California law.

   In accordance with the California General Corporation Law, as applicable to the Company, each shareholder entitled to vote for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned, or distribute the shareholder's votes on the same principal among as many candidates as the shareholder thinks fit.


                                     Page-1

   The proxy process does not permit shareholders to cumulate votes. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of shares owned) unless the candidate or candidates' names for which such votes are to be cast have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

   At this time, Management does not intend to give notice of cumulative voting or to cumulate votes it may hold pursuant to the proxies solicited herein, unless the required notice by a shareholder is given in proper format at the meeting, in which instance Management intends to cumulatively vote all of the proxies held by it in favor of the nominees as set forth herein.

                      PROPOSAL 1: ELECTION OF DIRECTORS

   The Company's bylaws provide for a board of five directors. Consequently, five directors are proposed to be elected at the Meeting, each to hold office until the next annual shareholders' meeting or until his successor is elected and qualified. Unless authority is withheld, or any nominee is unable or unwilling to serve, the persons named in the enclosed form of proxy will vote such proxy for the election of the nominees listed below. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy will be voted for a substitute selected by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

   The Board of Directors held one meeting during the fiscal year ended June 30, 1996. The meeting was attended by all of the incumbent directors.

   In September 1988, the Board of Directors appointed Patrick D. Reiley as an audit committee of one. The audit committee is to oversee the Company's accounting and financial reporting policies including recommendations to the Board of Directors regarding appointment of independent auditors, review with the independent auditors of the accounting principles and practices followed and the adequacy thereof, review annual audit and financial results, approve any material change in accounting principles, policies and procedures and to make recommendations to the Board of Directors with regard to any of the foregoing. The audit committee did not meet in the year ended June 30, 1996.

   The Compensation Committee, which is comprised of Mr. Elkan as its sole member, reviews and sets executive compensation and bonuses (except that Mr. Elkan's compensation is set by the outside members of the Board of Directors). The Compensation Committee did not meet in the fiscal year ended June 30, 1996. The Company does not maintain a Nominating Committee.

   The following table sets forth certain information about the Directors, each of whom are nominees, and executive officers of the Company:

                            Age on     Present Position
                            Record          with         Director
                Name          Date      the Company       since
                ----          ----      -----------       -----

          Harold S. Elkan      53      Chairman of the    1983
                                            Board
                                          President

         Steven R. Whitman     43         Director        1989
                                       Chief Financial
                                           Officer
                                          Secretary

         Patrick D. Reiley     55         Director        1986
          James E. Crowley     49         Director        1989
             Robert A.         48         Director        1989
             MacNamara


                                     Page-2

   Harold S. Elkan has served as Chairman of the Board of Directors and President of the Company since November 1983. At that time, Andrew Bradley, Inc., of which Mr. Elkan is the sole shareholder, acquired 21,808,267 shares of the Company's common stock. For 10 years prior to his involvement with the Company, Mr. Elkan was the controlling principal of Elkan Realty & Investment Co., a commercial real estate brokerage firm located in St. Louis, Missouri, and the president of Brandy Properties, Inc., an owner and operator of commercial real estate.

   Steven R. Whitman has been a director and Assistant Secretary of the Company since 1989 and the Secretary since January 1995. He is a certified public accountant and has been the Chief Financial Officer of the Company since May 1987. Before joining the Company, Mr. Whitman practiced public accounting with the firm of Laventhol & Horwath, Certified Public Accountants, for five years, four of which were as a manager in the audit department.

   Patrick D. Reiley has been a director of the Company since 1986. From 1978 until May 1995, Mr. Reiley was the chairman of the board and chief executive officer of Reico Insurance Brokers, Inc., an insurance brokerage firm located in San Diego, California. Reico Insurance Brokers, Inc. ceased doing business in May 1995.

   James E. Crowley has been a director of the Company since 1989. Since 1978, Mr. Crowley owned and operated various automobile dealerships. Mr. Crowley is vice-president Jamar Holdings, Ltd., doing business as "San Diego Mitsubishi" in San Diego, California (he was the president and controlling shareholder from 1988 to 1994). Mr. Crowley has also been the president of Coast Nissan since 1992, the president of Escondido Jeep Eagle/GMC Truck since March 1994.

   Robert A. MacNamara has been a director of the Company since 1989. Since 1978, Mr. MacNamara has worked at Daley Corporation, a residential and commercial real estate developer and general contractor in San Diego, California, where he has been the Vice President of the Property Division since 1984.

   There are no understandings between any director or executive officer pursuant to which any director or executive officer was selected as a director or executive officer. There are no family relationships existing among any of the directors or executive officers of the Company.

Compensation

   The following Summary Compensation Table shows the compensation paid for each of the last three fiscal years to the Chief Executive Officer of the Company and to the most highly compensated executive officers of the Company whose total annual compensation for the fiscal year ended June 30, 1996, exceeded $100,000:
                          SUMMARY COMPENSATION TABLE
                                                     Long-term   All Other
    Name and                                          Compen-     Compen-
Principal Position Year   Salary    Bonus    Other     sation      sation
-----------------------   ------    -----    -----     ------      ------
Harold S. Elkan,   1996  $250,000 $100,000  $   -    $    -       $   -
   President       1995   250,000     -         -         -           -
                   1994   250,000     -         -         -           -

Steven R. Whitman, 1996   100,000   40,000      -         -           -
   Chief Financial 1995   100,000      -        -         -           -
     Officer       1994   100,000      -        -         -           -


                                     Page-3

   The Company has no Long-Term Compensation Plans. Although the Company provides some miscellaneous perquisites and other personal benefits to its executives, the amount of this compensation did not exceed the lesser of $50,000 or 10 percent of an executive's annual compensation.

   The Company hasn't issued any stock options or stock appreciation rights, nor does the Company maintain any long-term incentive plans or pension plans.

   The Company pays a $500 fee to each outside director for each director's meeting attended. The Company does not pay any other fees or compensation to its directors as compensation for their services as directors.

   Pursuant to an employment agreement, which expires January 1998, Harold S. Elkan, the Company's President, is to receive a sum equal to twice his annual salary ($250,000 as of June 30, 1996) plus $50,000 if he is discharged by the Company without good cause, or the employment agreement is terminated as a result of a change in the Company's management or voting control. The agreement also provides for miscellaneous perquisites which do not exceed either $50,000 or 10 percent of his annual salary. The agreement provides that up to $650,000 of loans can be made from the Company to Harold S. Elkan at interest rates not to exceed 10 percent.

Compensation Committee Report

   The Company's Board of Directors appointed Harold S. Elkan as a compensation committee of one to review and set compensation for all Company employees other than Harold S. Elkan. The Board of Directors, excluding
Harold S. Elkan and Steven R. Whitman, set and approve compensation for Harold S. Elkan.

   The  objectives  of the  Company's  executive  compensation  program  are to:
attract, retain and motivate highly qualified personnel; and recognize and reward superior individual performance. These objectives are satisfied through the use of the combination of base salary and discretionary bonuses. The following items are considered in determining base salaries: experience, personal performance, responsibilities, and, when relevant, comparable salary information from outside the Company. Currently, the performance of the Company is not a factor in setting base salary compensation levels. Annual cash bonus payments are discretionary and would typically relate to subjective criteria concerning the performance of the executive and the Company.

   In the fiscal year ended June 30, 1993, the outside members of the Board of Directors approved an employment agreement for Harold S. Elkan, effective from January 1, 1993, until December 31, 1997. This agreement provides for annual base salary of $250,000 plus discretionary bonuses as the Board of Directors may determine and approve. In setting the compensation levels in this agreement, the Board of Directors referred to a special compensation study performed in 1987 for the Board of Directors by an independent outside consultant. The agreement provides for liquidation damages equal to twice his annual salary plus $50,000 if he is discharged without cause or following a change in management or control of the Company. The Company is also authorized to make loans of up to $650,000 to Harold S. Elkan at interest rates not to exceed 10 percent.

   Outside members of Board of Directors approving the Compensation for Harold S. Elkan:
                              Patrick D. Reiley
                               James E. Crowley
                             Robert A. MacNamara

   Directors' Compensation Committee for Other Employees: Harold S. Elkan

                                     Page-4

Performance Graph

   The following graph compares the performance of $100 if invested in the Company's common stock (SAI) with the performance of $100 if invested in each of the Standard & Poors 500 Index (S&P 500), the Standard & Poors Leisure Time Index (S&P LT), and American Recreation Centers, Inc. (ARC), a company primarily operating in the bowling industry.

   The performance graph provides information required by regulations of the Securities and Exchange Commission. However, the Company believes that this performance graph could be misleading if it is not understood that there is limited trading of the Company's stock.

   The performance is calculated by assuming $100 is invested at the beginning of the period (July 1991) in the Company's common stock at a price equal to its market value (the bid price). At the end of each fiscal year, the total value of the investment is computed by taking the number of shares owned multiplied by the market price of the shares at the end of each fiscal year.

         SCHEDULE OF COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                           Sports                   S&P       American
                           Arenas,                Leisure    Recreation
           Year Ended        Inc.      S&P 500      Time       Centers
           ----------        ----      -------      ----       -------
             6/91            100         100         100         100
             6/92            100         114         96          97
             6/93            100         126         96          97
             6/94            100         124         128         112
             6/95            100         153         115         134
             6/96            100         188         148         111

                              [GRAPHIC OMITTED]



                                     Page-5

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 1, 1996, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5 percent of its outstanding Common Stock, (ii) each of the Company's directors, and (iii) all directors and officers as a group. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned.

                                   Shares         Nature of
                                Beneficially      Beneficial    Percent
          Name and Address         Owned          Ownership     of Class
          ----------------         -----          ---------     --------
     Harold S. Elkan           21,808,267 (a)  Sole investment    80.0
     5230 Carroll Canyon Road                  and voting power
     San Diego, California

     All directors and         21,808,267      Sole investment    80.0%
       officer as a group                      and voting power


   (a) These shares of stock are owned by Andrew Bradley, Inc., which is wholly-owned by Harold S. Elkan. Andrew Bradley, Inc. has pledged 10,900,000 of its shares of Sports Arenas, Inc., stock as collateral for its loan from Sports Arenas, Inc. See Note 3c of Notes to Consolidated Financial Statements.

Certain Relationships and Related Transactions

1. The Company has $552,657 of unsecured loans outstanding to Harold S. Elkan, (President, Chief Executive Officer, Director and, through his wholly-owned corporation, Andrew Bradley, Inc., the majority shareholder of the Company) as of June 30, 1996. The balance at June 30, 1996 bears interest at 8 percent per annum and is due in monthly installments of interest only plus annual principal payments of $100,000 due on January 1, 1997-1999. The balance is due January 1, 2001.

2. The Company was a partner in several partnerships with Harold S. Elkan (including his children) and S. Robert Elkan (the brother of Harold S. Elkan) or a company controlled by him. In each of these partnerships, the Company's limited partnership interest was entitled to a priority return over the other limited partners.

        Redbird Lanes, Ltd., which operated a bowling center acquired December 31, 1986, was owned by the Company as a 60-percent combined general and limited partner, S. Robert Elkan as a 20-percent limited partner, and Harold S. Elkan as a 20-percent limited partner. As discussed below, the bowling center real estate was sold in May 1996 and Redbird Lanes, Ltd. closed the bowling center and ceased doing business.

        Redbird Properties, Ltd., was 30-percent owned as general and limited partners in combination by S. Robert Elkan and an entity wholly-owned by him. As of June 30, 1995, Harold S. Elkan owned a 30-percent limited partnership interest and the remaining 40-percent interest was owned by the SAPI as a limited partner. Redbird Properties, Ltd. owns the land and building in which the Red Bird Lanes bowling center is located. Effective July 1, 1995, the Company purchased a 29 percent partnership interest (in addition to the 40 percent interest it has owned since
        1987) in Redbird Properties, Ltd. from Harold S. Elkan for $446,000. The purchase price is payable in monthly installments of interest at 8 percent per annum plus annual principal payments of $100,000 on January 1, 1996-1999 and $46,000 on January 1, 2000. The agreement provides for an adjustment to the purchase price if the partnership subsequently sells the real estate prior to June 30, 1996. As described in Note 6d of Notes to the Consolidated Financial Statements, Redbird Properties, Ltd. sold the land and building on May 31, 1996 for $2,800,000 and this resulted in an adjustment of the purchase price to $419,744.

                                     Page-6

3. In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is wholly-owned by Harold
      S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (10-3/4 percent at June 30, 1996) and to be added to the principal balance annually. At June 30, 1996, $717,013 of interest had been accrued. The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock.


       THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES FOR DIRECTORS AS SET FORTH IN PROPOSAL 1 ON YOUR PROXY.


        PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   KPMG Peat Marwick LLP, 750 B Street, Suite 3000, San Diego, California, was selected by the Board of Directors of the Company to act as independent auditors for the purpose of conducting the annual audit for the Company for the fiscal year ended June 30, 1996.

   The Board of Directors has determined that KPMG Peat Marwick LLP should continue as independent auditors for the Company for the fiscal year ending June 30, 1997, and has recommended such selection be approved by the shareholders. KPMG Peat Marwick LLP represents that neither its firm nor any of its members have any direct or indirect financial interest in the Company in any capacity other than as auditors. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting and be available to answer questions.

Approval of the selection of KPMG Peat Marwick LLP as independent auditors requires the affirmative vote of a majority of shares represented at the meeting.

   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS SET FORTH IN PROPOSAL 2 OF YOUR PROXY.

OTHER BUSINESS

   Management knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.


SHAREHOLDER PROPOSALS

   To be eligible for inclusion in the Company's Proxy Statement for the annual meeting of the Company's shareholders expected to be held in December 1997, shareholder proposals must be received by the Company at its principal office at 5230 Carroll Canyon Road, Suite 310, San Diego, California 92121, prior to August 4, 1997, and must comply with all legal requirements for the inclusion of such proposals.



                                     Page-7

ANNUAL REPORT

   The Company's Annual Report for the fiscal year ended June 30, 1996, which includes the Company's financial statements, is attached hereto as Appendix A. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

   The Company's annual report on Form 10-K for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission, will be provided without charge to any shareholder who requests it from the Company's secretary at the address given at the beginning of this Proxy Statement. The exhibits to that report will also be provided upon payment of costs of reproduction.

   It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting.

   Regardless of whether you plan to attend the meeting in person, we respectfully request you sign, date and return the accompanying proxy at your earliest convenience.

               By order of the Board of Directors


               Harold S. Elkan
               President

December 1, 1996


                                     Page-8

                                 SPORTS ARENAS, INC.
                               [A DELAWARE CORPORATION]



                                    ANNUAL REPORT
                           FISCAL YEAR ENDED JUNE 30, 1996




                                    Page A-1

                                 SPORTS ARENAS, INC.
                               [A DELAWARE CORPORATION]



                                    ANNUAL REPORT
                           FISCAL YEAR ENDED JUNE 30, 1996



                               DESCRIPTION OF BUSINESS


General

   Sports Arenas, Inc. (the "Company") was incorporated as a Delaware corporation in 1957. The Company, primarily through its subsidiaries, owns and operates six bowling centers, an apartment project (50% owned), one office building, a construction company, and undeveloped land. The Company also performs a minor amount of services in property management and real estate brokerage related to commercial leasing. The Company has its principal executive office at 5230 Carroll Canyon Road, San Diego, California.

                                   BOWLING CENTERS

As of August 31, 1996, the Company's wholly-owned subsidiary, Cabrillo Lanes, Inc. (the "Bowls"), operates two bowling centers containing 110 lanes in San Diego, California. These two centers were purchased in August 1993. On August 7, 1996, the Company's wholly owned subsidiary, Marietta Lanes, Inc. sold its three bowling centers (110 lanes) in Georgia. On May 7, 1996, Redbird Lanes, Ltd. (32 lanes), a 60 percent owned subsidiary of the Company, discontinued its operations and sold its equipment in conjunction with Redbird Properties, Ltd.'s, a 69 percent owned subsidiary of the Company, sale of the land and building on May 31, 1996. Each of these centers had been owned over five years. The Company has no plans to sell the remaining two bowling centers.

The bowling centers' operations include food and beverage facilities and coin operated video and other games. The revenues from these activities average 30 percent of total bowling related revenues. The bowling centers operate the food and beverage operations, which includes sale of beer, wine and mixed drinks, at all of its bowling centers. The Company receives a negotiated percentage of the gross revenues from the coin operated video games. The video game operations at the two California operations are operated by Sports Arenas, Inc. All of the bowling centers include pro shops which are leased to independent operators for nominal amounts. All of the centers also have day care facilities which are provided free of charge to the bowlers. All of the bowling centers have automatic score-keeping and one of the remaining centers has a computerized cash control system.

On average, 47 percent of the games bowled are by bowling leagues that enter into league reservation agreements to use a specified number of lanes at a specified time and day for a specified period of weeks. On average, the league reservation agreements are for 35 weeks for the winter season (September through April) and 15 weeks for the summer season (May through August). League revenues for September through April average 85 percent of league revenues annually. Approximately 75 percent of all bowling related revenues are generated in the months of September through April.

The bowling industry faces substantial competition for the sports and recreation dollar. The Bowls compete with other bowling centers in their respective market areas, as well as other sports and recreational activities. Further competition is likely at any of the bowling centers any time a new center is constructed in the same market area. The Company continuously markets its league and open play through a combination of advertising (billboard and some television), phone solicitation, direct mail, and a personal sales program.

At June 30, 1996, all of the bowling centers were licensed to sell alcoholic beverages. Licenses are generally renewable annually provided there are no violations of government regulations. The two remaining bowling centers employ approximately 60 people.

                                    Page A-2

                               REAL ESTATE DEVELOPMENT

The Company, through its subsidiaries, has ownership interests in a 40 acre parcel and a 32 acre parcel of undeveloped land in Temecula, California. These properties were acquired in 1989 as part of a purchase of 276 acres of land for $12,135,000 and simultaneous sale of 204 acres of that land for $13,670,000. The Company's original plan was to also sell the remaining 72 acres to other developers, however, the Company was not able to complete any sales due to the subsequent downturn in the Southern California economy.

In September 1994, a partnership was formed with an unrelated developer (Developer) to develop the 32 acre parcel of which 27 acres is developable. The Developer has reached agreements with an anchor tenant and other tenants which are sufficient to support the development of a 107,000 square foot shopping center on 14 of the 27 developable acres. The Developer obtained construction financing in July 1996 and the project is scheduled for occupancy in March of 1997. The plan for the remaining acreage is to sell some parcels to restaurants and develop the remaining acreage as tenants sign leases. The Developer is planning to offer the shopping center for sale once it is complete.

The 40 acre parcel is commercially zoned with no current plans for development or sale. However, the City of Temecula has adopted a general development plan as a means of down-zoning the property to a lower use and, if successful, may significantly impair the value of the property. The Company is contesting this action (see Legal Proceedings (a) for description).

Both the 32 and 40 acre parcels of land are located in an area of the City of Temecula that is planned for over 13,000 homes of which approximately 5,000 homes had been built through October 1994. There is a significant amount of other undeveloped commercially zoned property near both parcels. Therefore, in addition to the normal risks associated with development of unimproved land (government approvals, availability of financing, etc.), there is significant competition from the other property owners with commercially zoned land for prospective users of the property. The Company is evaluating alternatives regarding the 40 acres of land it directly owns to either sell the land or obtaining a joint venture partner to supervise and provide funding for the development of the property.

Downtown Properties, Inc. (Downtown), a wholly-owned subsidiary of the Company, owns undeveloped land in Missouri. The investment in this asset is not significant and Downtown has no immediate plans affecting this asset.

                            COMMERCIAL REAL ESTATE RENTAL

Real estate rental operations consist of one office building in the Sorrento Mesa area of San Diego, California, a sublessor interest in land leased to condominium owners in Palm Springs, California, and a 542 unit apartment project in San Diego, California.

Downtown Properties Development Corporation (DPDC), a wholly-owned subsidiary of the Company, owns a 36,000 square foot office building in the Sorrento Mesa area of San Diego, California. The building was originally acquired in 1984 by 5230, Ltd., which was 75 percent owned as a limited and general partner by Sports Arenas Properties, Inc. (SAPI) , a wholly-owned subsidiary of the Company. DPDC acquired the building at a foreclosure sale in September 1992, after 5230, Ltd.'s unsuccessful attempts to re-negotiate the loan terms with the lender. The Company occupies approximately 14 percent of the office building, which was 93 percent leased as of June 30, 1996.

UCVGP, Inc., a wholly-owned subsidiary of the Company, is a one percent managing general partner and SAPI is a 49 percent limited partner in UCV, L.P. (UCV), which owns an apartment project (University City Village) located in San Diego. University City Village contains 542 rental units and was acquired in August 1974. UCV employs approximately 30 persons. The vacancy rate for the year ended March 31, 1996 was 3 percent, which is consistent with vacancy rates in the area.

                                     CONSTRUCTION

The Company's wholly-owned subsidiary, Ocean West Builders, Inc., is a general contractor that primarily constructs tenant improvements for commercial real estate in the San Diego, California area. Most jobs performed by Ocean West Builders last 30-60 days and are the result of a bidding process with other general contractors. This business is primarily dependent on the skill and reputation of Michael Assof, the President of Ocean West Builders, Inc., which has 5 employees. As a general contractor, Ocean West Builders primarily uses subcontractors to perform most of the work on jobs. There is intense competition from other general contractors in the tenant improvement business. Most jobs are awarded as a result of a bidding process. A general contractor's success in obtaining jobs is the result of having a pool of reliable and competitive subcontractors to provide bids that are the basis for Ocean West Builders bid on the overall job. Most jobs start within weeks of being awarded, therefore there is usually no significant order backlog. There is no annual seasonality to the business.


                                    Page A-3

MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     (a) There is no recognized market for the Company's common stock except for limited or sporadic quotations which may occur from time to time. The following table sets forth the high and low bid prices per share of the Company's common stock in the over-the-counter market, are reported by NASDAQ (National Association of Securities Dealers' Automated Quotation System):
                                        1996        1995
                                  -----------   -----------
                                  High    Low   High    Low
                                  ----   ----   ----   -----
          First  Quarter .......   (a)    (a)   $.01    $.01
          Second  Quarter ......  $.01   $.01   $.25    $.01
          Third  Quarter .......  $.01   $.01   $.01    $.01
          Fourth  Quarter ......   (a)    (a)   (a)     (a)

             (a) No trades reported.

     (b) The number of holders of record of the common stock of the Company as of September 30, 1996 is 4,345. The Company believes there are a significant number of beneficial owners of its common stock whose shares are held in "street name".

     (c) The Company has neither declared nor paid dividends on its common stock during the past ten years, nor does it have any intention of paying dividends in the foreseeable future.


SELECTED FINANCIAL DATA (NOT COVERED BY INDEPENDENT AUDITORS' REPORT)

                                                     Year Ended June 30,
                        ----------------------------------------------------------------------------
                             1996            1995            1994            1993            1992
                        ------------    ------------    ------------    ------------    ------------

Revenues ............    $10,154,282     $10,341,601     $10,553,976      $7,432,706      $5,908,306
Loss from
 operations .........       (764,197)       (321,718)     (2,197,897)     (2,094,811)       (166,473)
Income (loss) before
 extraordinary gain .        568,864        (809,421)     (2,083,286)     (2,488,291)       (933,516)
Income (loss) per
 common share,
 before extraordinary
 gain ...............        .02            (.03)           (.08)           (.09)           (.03)
Total assets ........     16,445,081      15,308,441      13,673,871      11,479,502      14,252,502
Long-term
 obligations ........      4,387,259       6,803,635       7,401,805       7,002,996       9,357,593

See Notes 4c, 6d and 12 of Notes to Consolidated Financial Statements regarding disposition of business operations and material uncertainties.



                                    Page A-4

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

LIQUIDITY AND CAPITAL RESOURCES

     Excluding the balance of the assessment-district-obligation-in-default included in current liabilities, the Company has a working capital deficit of $247,697 at June 30, 1996, which is a $1,425,044 decrease from the similarly calculated deficit at June 30, 1995. The primary cause of the change in working capital was the cash provided from the sale of the Redbird Properties real estate ($1,675,142) and the cash provided from the sale of undeveloped land ($160,401).

     The Company has been unable to generate sufficient cash flow from operating activities to meet scheduled principal payments on long-term debt and capital replacement needs during the last three years. It has used its share of distributions from UCV and proceeds from real estate sales to fund these deficits. The cash provided (used) before changes in assets and liabilities segregated by business segments was as follows:


                                          1996        1995         1994
                                         ------      ------       ------
Bowling ...........................   $ ( 45,000) $  275,000    $  70,000
Rental ............................      170,000     155,000       21,000
Construction ......................       58,000      29,000       23,000
Development .......................     (300,000)   (113,000)         --
General corporate expense and other     (430,000)   (236,000)    (176,000)
                                        --------    --------     --------

Cash provided (used) by operations (547,000) 110,000 (62,000) Capital expenditures, net of
  financing .......................      (49,000)   (142,000)    (163,000)
Acquisition of bowling centers and
   real estate ....................         --          --       (196,000)
Principal payments on long-term debt    (755,000)   (865,000)  (1,267,000)
                                        --------    --------    ---------
Cash used .........................   (1,351,000)   (897,000)  (1,688,000)
                                      ==========    ========    =========

Distributions received from UCV ...      320,000     263,000    1,755,000
                                        ========    ========    =========
Proceeds from real estate sales ...    1,835,543        --          --
                                       =========    ========    =========

     As described in Note 6d of Notes to the Consolidated Financial Statements, Redbird Properties sold the land and building underlying the Redbird Lanes bowling center in May 1996. The proceeds to the Company after extinguishing long-term debt and distributions to partners was $1,675,142. As a result of the sale, the bowling center ceased operations and the equipment was sold at a nominal gain. The cash flow provided by the operations of Redbird Lanes was $25,711, $67,236, and $46,653 in 1996, 1995, and 1994, respectively. The principal payments on long-term debt for Redbird Lanes was $14,641, $15,056, and $12,690 in 1996, 1995, and 1994, respectively.

     As described in Note 12 of Notes to the Consolidated Financial Statements, on August 7, 1996, the Company sold its three bowling centers and related real estate located in Georgia for $3,950,000. The proceeds from sale after expenses and extinguishing long-term debt of $1,817,361 was approximately $2,050,000. The cash flow provided by the operations of the three bowling centers was $134,749, $307,891, and $263,559 in 1996, 1995, and 1994, respectively. The principal payments on long-term debt for these bowls were $147,171, $359,175, and $468,259 in 1996, 1995, and 1994, respectively.

     The Company received $1,250,000 from UCV as a distribution from the proceeds of a refinancing in June 1994. Otherwise, the cash distributions the Company received from UCV during the last three years were the Company's proportionate share of distributions from UCV's results of operations. The Company's share of distributions from UCV declined in 1995 due to UCV's additional debt service related to the June 1994 refinancing.

     The investment in UCV is classified as a liability because the cumulative distributions received from UCV exceed the sum of the Company's initial investment and the cumulative equity in income of UCV by $9,828,360 at June 30, 1996. The Company estimates that the current market value of the assets of UCV (primarily apartments) exceeds its liabilities by $10,000,000-$14,000,000.

     As discussed in Results of Operations and in Footnote 7b of Notes to the Consolidated Financial Statements, in October 1994 the Company transferred title in an office building to the lender in exchange for the lender extinguishing the Company's obligations for a $2,461,942 note payable which was collateralized by the office building. This portion of the rental operations provided (used) cash flow after debt service and capital replacements of $15,000 in 1995 and ($169,000) in 1994.

                                    Page A-5

     At June 30, 1996, the Company owned a 50 percent limited partnership interest in Vail Ranch Limited Partnership (VRLP), which is developing 32 acres of land (of which 27 is developable) into a commercial shopping center. VRLP obtained construction financing in July 1996 to develop the first phase (14 acres) of the shopping center and construction is projected to be completed in March 1997. The Company estimates that the value of the Company's 50 percent interest, based on development of the 14 acre phase of the shopping center and sale of the remaining acreage, is approximately $2,000,000 to $4,000,000. The amount and timing of distributions that the Company may receive from VRLP are uncertain. The most likely source of funds for distributions from VRLP is either the sale of the 14 acre phase and/or sale of the remaining undeveloped land.

     At June 30, 1996, the County of Riverside, California had judgments totaling approximately $688,000 for delinquent assessment district payments related to 40 acres of undeveloped land. The annual obligation for the assessment district is approximately $156,000. The Company estimates the value of this land is approximately $3,000,000 to $5,000,000 if the property was zoned "commercial". However, the City of Temecula has adopted a general development plan as a means of down-zoning the property to a lower use and, if successful, may significantly impair the value of the property. The Company is contesting this action (see Legal Proceedings (a) for description). As a result of the judgment and the down-zoning of the property, the recoverability of the carrying value of this property is uncertain. If the County of Riverside commences foreclosure proceedings and the Company does not satisfy the judgments prior to foreclosure sale, the Company would lose title to the property and the property would not be subject to redemption.

     The Company is expecting a $500,000 cash flow deficit in 1997 from operating activities after adding estimated distributions from UCV ($340,000) and deducting capital expenditures and scheduled principal payments on long-term debt. The Company believes its cash at June 30, 1996 and the proceeds from the sale of the bowling centers in August 1996 will be sufficient to fund the cash flow deficit. This analysis does not include consideration of the following due to their uncertainty: any distributions the Company may receive from its investment in Vail Ranch Limited Partners, or any payments due for delinquent or current property taxes and assessments on undeveloped land because these amounts may not be paid unless the Company is able to obtain an alternative source of funds or sell the property.


RESULTS OF OPERATIONS

     The discussion of Results of Operations is primarily by the Company's business segments. The analysis is partially based on a comparison of and should be read in conjunction with the business segment operating information in Note 11 to the Consolidated Financial Statements.

Bowling Operations:
-------------------
                                  1996 vs. 1995
                                  -------------

     The operating loss from bowling operations increased by $252,000 in 1996 primarily as a result of a $253,000 decrease in same-center bowling revenues. The closing of the operations of Redbird Lanes on May 7, 1996 and the sale of the related real estate caused decreases in the following items related to the bowling segment: revenues - $94,000; bowl costs - $54,000; selling, general and administrative expense $9,000; depreciation - $8,000, income from operations - $23,000 and interest expense - $9,000. The acquisition of a controlling interest in Redbird Properties, which owned the real estate occupied by Redbird Lanes, caused the following changes in the bowling segment operation until the property was sold in May 1996: bowl costs - $92,000 decrease related to elimination of intercompany rent; selling, general and administrative expense - $18,000 increase; and depreciation - $53,000 increase; income from operations - $21,000 increase; and interest expense - $93,000 increase. Future revenues and expenses will be lower as a result of the sale of the Redbird Lanes facilities.

Same-center bowling revenues decreased by 3.5% percent ($253,000) in 1996 primarily due to a 2.8 percent decline in games bowled, of which most of the decrease was in league games bowled (4%). Bowling revenues also declined due to a decrease in the amount of alcoholic beverage sales per game bowled (6%), reflecting a nationwide trend towards less alcohol consumption. Same center bowling costs increased by $15,000, primarily related to some lane maintenance expense deferred from the prior year. Same-center selling, general and administrative expense increased by $51,000 primarily due to increases in marketing and promotion expense ($51,000) and an increase in legal expenses ($30,000) related to litigation that was settled for an immaterial amount in April 1996. Same-center depreciation and amortization expense related to the bowling segment decreased by $69,000 primarily due to the expiration of the amortization periods for leasehold improvements related to a bowling center that was acquired in September 1988 and the video game equipment acquired in January 1994. Same center interest expense declined by $55,000 primarily due to the continued decline of the outstanding principal balances of long-term debt related to the bowling segment.

                                    Page A-6

                                    1995 vs. 1994
                                    -------------

     The operating loss from bowling operations decreased by $305,000 in 1995 as a result of decreases in bowl costs and depreciation that exceeded the decrease in bowling revenues. Bowling revenues decreased by 1.9 percent ($149,000) in 1995 primarily due to a 1.4 percent decline in games bowled, of which most of the decrease was in open games bowled. Bowling revenues also declined due to a decrease in the amount of alcoholic beverage sales per game bowled, reflecting a nationwide trend towards less alcohol consumption. Bowling costs decreased by
4.3 percent ($226,000) primarily due reductions in payroll and related costs ($73,000 or 3 percent of payroll and related costs) and maintenance expense ($171,000 or 27 percent of maintenance expense). Payroll reductions were made to reflect the decline in business. Approximately $80,000 of the decrease in maintenance expense related to higher expenses in the prior year for deferred maintenance on the two bowls acquired in August 1993. Maintenance expense also decreased related to a decrease in resurfacing expense ($60,000). Depreciation and amortization expense related to the bowling segment ($850,000) decreased by $98,000 primarily due to the expiration of the amortization periods for leasehold improvements, goodwill and covenant-not-to-compete related to a bowling center that was acquired in September 1988.

CONSTRUCTION OPERATIONS
-----------------------

     Construction costs were 86%, 84%, and 85% of construction revenues in 1996, 1995 and 1994, respectively. Selling, general and administrative expenses directly related to the construction segment were $168,000, $218,000, and $195,000 in 1996, 1995 and 1994, respectively. The $50,000 decrease in the construction segment selling, general and administrative expense in 1996 was primarily due to a $27,000 increase in general overhead being charged to construction in progress due to the larger volume of jobs uncompleted at June 30, 1996. Incentive compensation also decreased in 1996 related to reduced profitability of jobs. There have been no significant changes to the operations of the construction segment for the last three years.

RENTAL OPERATIONS
-----------------

     The Company's rental operations in the years ended June 30, 1996 and 1995 principally consisted of ownership and leasing one office building (36,000 square feet of leasable space), a sub-lessor's interest in a land leases to condominium owners, and a small fruit-market on undeveloped land (starting in October 1994). Other than the effect of the disposal of an office building in October 1994, which is noted below, rental revenues and costs increased by $35,000 and $18,000, respectively. There was no significant change to rental revenues and costs or operating income in 1996. The market area for the remaining office building has been stable in terms of occupancy for the past three years and rent rates have gradually been increasing by 7-8 percent per year. However, current rent rates are approximately 60 percent of rates that existed in 1990.

In October 1994, the Company disposed of a 24,000 square foot office building that it had owned since December 1986. The disposal of the office building resulted in the following decreases in 1996 and 1995 from prior years:
                                          1996           1995
                                          ----           ----
             Rental revenues          $  50,000        151,000
             Rental costs                18,000         73,000
             Depreciation                27,000         80,000
             Provision for
               impairment loss              -        1,578,000
             Operating (income) loss     (5,000)     1,580,000
             Interest                    12,000        144,000

Other than the changes related to the disposal of the office building, rent revenues in 1995 only changed slightly due to the addition of the rent from the fruit-market in October 1994 ($28,000) and the indexed increases in the rent rates of the ground subleases ($14,000) in 1994. Rental costs did not change significantly in 1995 other than from the disposal of the office building.

The operating loss reported by the rental segment of $1,408,316 in 1994 included a provision for impairment loss of $1,578,000 in 1994, which related to the 24,000 square foot office building that the Company transferred to the lender in 1995 in exchange for the lender extinguishing the Company's obligations for a $2,461,942 note payable (See Note 7b of Notes to Consolidated Financial Statements). The provision for the impairment loss represents the amount by which the carrying value of the property exceeded its estimated fair value of $1,200,000. The Company recorded a $1,261,826 extraordinary gain on extinguishment of debt in 1995 from this transaction.

                                    Page A-7

REAL ESTATE DEVELOPMENT:
------------------------

     The real estate development segment consists primarily of operations related to undeveloped land in Temecula, California, which is owned by Old Vail Partners. As a result of a restructuring of the ownership, the activities of this entity were consolidated effective September 23, 1994. The development costs consist primarily of legal expenses ($120,000 in 1996 and $85,000 in 1995) related to the litigation regarding the effective down-zoning of the 40 acre parcel and property taxes of $62,000 in 1996 and $52,000 in 1995.

OTHER
-----

     In addition to the changes in selling, general and administrative expense related to the bowling, construction, and rental segments noted previously, the corporate segment, before allocation to the other segments, increased by $148,000 in 1996 and decreased by $61,000 in 1995 . The increase in 1996 primarily related to discretionary bonuses of $140,000 awarded in 1996. The decrease in 1995 was primarily due to decreases in payroll and professional fees.

     The following is a schedule of the increases (decreases) to interest expense in 1996 and 1995, compared to the prior year:

                                                    1996         1995
                                                  --------    ---------
Increase  related to acquisition of controlling
   interest in Redbird Properties .............    $93,000    $    --
Increase in Redbird Lanes .....................      9,000         --
Increase  related to  purchase  of Valley  Bowl
   real estate ................................       --         50,000
Other decreases to bowl segment ...............    (55,000)     (50,000)
Decrease related to sale of office building ...    (12,000)    (144,000)
Other decreases to rental segment .............    (18,000)     (74,000)
Other increases ...............................     13,000       12,000
                                                  --------    ---------
Net increase in interest expense ..............    $30,000    $(206,000)
                                                  ========    =========

Other decreases of bowling segment interest expense in 1996 and 1995 both relate to decreases in the outstanding principal balances of long-term debt related to the bowling segment. The Company purchased the real estate occupied by Valley Bowl in November 1993, which resulted in an increase in interest expense in 1995 due to the partial year's interest in 1994. Interest expense of the rental segment decreased in 1995 primarily due to a refinancing of the Company's remaining office building in October 1994, which resulted in a $74,000 decrease in interest paid and amortization of finance costs. Interest expense of the rental segment also decreased in 1996 and 1995 as a result of the disposition of an office building in October 1995.

     The equity in income of investees decreased in 1996 and 1995 due to a decline in the Company's share of income of UCV ($110,000 in 1996 and $236,000 in 1995) which was partially offset by a decline in the equity in net loss of OVP. Net income of UCV declined in 1996 because of the write-off of $186,000 of redevelopment planning costs incurred in 1996 and 1995. Net income from UCV declined in 1995 because of higher interest expense related to the refinancing of its debt in June 1994. The equity in net loss of Old Vail declined because the Company commenced consolidating its results of operations in September 1994.

     A subsidiary of the Company accrued amounts in prior years related to a loss contingency which were reversed in 1996 as the loss contingency was no longer considered probable.





                                    Page A-8

                  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
                  --------------------------------------------------

   The following were directors and executive officers of the Company during the year ended June 30, 1996. All present directors will hold office until the election of their respective successors. All executive officers are to be elected annually by the Board of Directors.

   Directors and
      Officers         Age  Position and Tenure with Company
      --------         ---  --------------------------------

   Harold S. Elkan     53   Director since November 7, 1983;
                              President since November 11, 1983

  Steven R. Whitman    43   Chief Financial Officer and Treasurer since
                             May 1987; Director and Assistant Secretary since August 1, 1989; Secretary since January 1995

  Patrick D. Reiley    55   Director since August 21, 1986

  James E. Crowley     49   Director since January 10, 1989

 Robert A. MacNamara   48   Director since January 9, 1989

There are no understandings between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer.

                                 Business Experience
                                 -------------------

1. Harold S. Elkan has been employed as the President and Chief Executive Officer of the Company since 1983. For the preceding ten years he was a principal of Elkan Realty and Investment Co., a commercial real estate brokerage firm, and was also President of Brandy Properties, Inc., an owner and operator of commercial real estate.

2. Steven R. Whitman has been employed as the Chief Financial Officer and Treasurer since May 1987. For the preceding five years he was employed by Laventhol & Horwath, CPAs, the last four of which were as a manager in the audit department.

3. Patrick D. Reiley was the Chairman of the Board and Chief Executive Officer of Reico Insurance Brokers, Inc. (Reico) from 1980 until June 1995, when Reico ceased doing business. Reico was an insurance brokerage firm in San Diego, California.

4. James E. Crowley has been an owner and operator of various automobile dealerships for the last seventeen years. Mr. Crowley is vice president of Jamar Holdings, Ltd., doing business as San Diego Mitsubishi (he was the President and controlling shareholder from 1988 to 1994), President of Coast Nissan since 1992; and President of Escondido Jeep Eagle/GMC Truck since March 1994.

5. Robert A. MacNamara has been employed by Daley Corporation, a California corporation, since 1978, the last ten years of which he has served as Vice President of the Property Division. Daley Corporation is a residential and commercial real estate developer and a general contractor.




                                    Page A-9

                       SPORTS ARENAS, INC. AND SUBSIDIARIES

               CONSOLIDATED BALANCE SHEETS - JUNE 30, 1996 AND 1995


                                      ASSETS

                                                            1996            1995
                                                        ------------    ------------
Current assets:
   Cash and equivalents .............................   $  1,093,465    $    120,027
   Current portion of notes receivable ..............         25,000          25,000
   Current portion of notes
     receivable-affiliate (Note 3b) .................        100,000         100,000
   Construction contract receivables ................        623,877         273,912
   Other receivables ................................        134,843          41,346
   Costs in excess of billings on
     uncompleted contracts ..........................           --            14,471
   Prepaid expenses .................................        182,823         148,225
   Property and equipment sold on
     August 7, 1996 (Note 12) .......................      2,745,978            --
                                                        ------------    ------------
     Total current assets ...........................      4,905,986         722,981
                                                        ------------    ------------
Receivables due after one year:
   Note receivable (Note 3a) ........................        731,993         743,144
   Less deferred gain (Note 3a) .....................       (716,025)       (737,447)
   Affiliate (Note 3b) ..............................        552,567         595,224
   Other ............................................         81,696         115,100
                                                        ------------    ------------
                                                             650,231         716,021
     Less current portion ...........................       (125,000)       (125,000)
                                                        ------------    ------------
                                                             525,231         591,021
                                                        ------------    ------------

Property and equipment, at cost (Notes 7 and 10):
   Land .............................................        678,000       1,529,000
   Buildings ........................................      2,461,327       4,477,544
   Equipment and leasehold and tenant improvements ..      1,234,170       5,702,034
                                                        ------------    ------------
                                                           4,373,497      11,708,578
     Less accumulated depreciation and amortization .     (1,175,332)     (5,088,774)
                                                        ------------    ------------
     Net property and equipment .....................      3,198,165       6,619,804
                                                        ------------    ------------

Other assets:
   Undeveloped land, at cost (Notes 4 and 6c) .......      4,737,353       4,804,496
   Capitalized carrying costs on leased land (Note 5)         85,569          87,465
   Goodwill, net of accumulated amortization of
        $807,218 and $538,146 .......................        538,144         807,216
   Deferred loan costs, net of accumulated
        amortization of $107,929 and $71,838 ........         97,161         127,002
   Investments (Note 6) .............................      2,232,119       1,416,147
   Other ............................................        125,353         132,309
                                                        ------------    ------------
                                                           7,815,699       7,374,635
                                                        ------------    ------------
                                                        $ 16,445,081    $ 15,308,441
                                                        ============    ============





                                   Page A-10

                       SPORTS ARENAS, INC. AND SUBSIDIARIES

         CONSOLIDATED BALANCE SHEETS - JUNE 30, 1996 AND 1995 (CONTINUED)


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

                                                            1996            1995
                                                        ------------    ------------
Current liabilities:
   Long-term debt subject to extinguishment (Note 12)   $  1,808,282    $       --
   Assessment district obligation-in default(Note 6c)      2,061,090       1,928,403
   Long-term debt due within one year (Note 7a) .....      1,061,000         705,000
   Long-term debt due within one year,
      related party (Note 6d) .......................        100,000            --
   Note payable, line of credit (Note 7c) ...........           --            88,742
   Accounts payable .................................        908,530         663,814
   Accrued payroll and related expenses .............        308,619         130,890
   Accrued property taxes (Note 6c) .................        385,591         249,146
   Accrued interest .................................         33,794          93,350
   Accrued frequent bowler program expense ..........        250,506         200,292
   Other accrued liabilities ........................        297,361         264,488
                                                        ------------    ------------
     Total current liabilities                             7,214,773       4,324,125
                                                        ------------    ------------

Long-term debt, excluding current portion (Note 7) ..      4,167,515       6,803,635
                                                        ------------    ------------

Long-term debt, related party, excluding current
  portion (Note 6d) .................................        219,744            --
                                                        ------------    ------------

Distributions received in excess of
  basis in investment (Notes 6a and 6b)..............      9,828,360       9,559,390
                                                        ------------    ------------

Tenant security deposits ............................         25,894          24,616
                                                        ------------    ------------

Minority interest in consolidated
 subsidiary (Note 6c) ...............................      2,212,677       2,212,677
                                                        ------------    ------------

Commitments and contingencies
     (Notes 3a, 4a, 4c, 5, 6c, 6e, 8, and 10)


Shareholders' equity (deficiency):
   Common stock, $.01 par value, 50,000,000 shares
     authorized, 27,250,000 shares issued and
     outstanding ....................................        272,500         272,500
   Additional paid-in capital .......................      1,730,049       1,730,049
   Accumulated deficit ..............................     (7,448,409)     (8,017,273)
                                                        ------------    ------------
                                                          (5,445,860)     (6,014,724)

   Less note receivable from shareholder (Note 3c) ..     (1,778,022)     (1,601,278)
                                                        ------------    ------------

     Total shareholders' equity (deficiency) ........     (7,223,882)     (7,616,002)
                                                        ------------    ------------

                                                        $ 16,445,081    $ 15,308,441
                                                        ============    ============



           See accompanying notes to consolidated financial statements.


                                   Page A-11

                       SPORTS ARENAS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    YEARS ENDED JUNE 30, 1996, 1995, AND 1994


                                                1996            1995            1994
                                            ------------    ------------    ------------
Revenues:
   Bowling ..............................   $  7,452,834    $  7,799,991    $  7,949,200
   Rental ...............................        509,004         523,952         632,862
   Construction .........................      2,008,073       1,785,523       1,752,056
   Other ................................         76,138         125,519         114,034
   Other-related party (Note 6b) ........        108,233         106,616         105,824
                                            ------------    ------------    ------------
                                              10,154,282      10,341,601      10,553,976
                                            ------------    ------------    ------------

Costs and expenses:
   Bowling ..............................      4,841,886       4,973,179       5,198,473
   Rental ...............................        249,354         250,147         327,429
   Construction .........................      1,734,261       1,501,900       1,495,901
   Development ..........................        185,691         141,391            --
   Selling, general and administrative ..      2,921,886       2,758,052       2,811,989
   Depreciation and amortization ........        985,401       1,038,650       1,207,081
   Provisions for impairment
     losses (Note 7b) ...................           --              --         1,711,000
                                            ------------    ------------    ------------
                                              10,918,479      10,663,319      12,751,873
                                            ------------    ------------    ------------
Loss from operations ....................       (764,197)       (321,718)     (2,197,897)
                                            ------------    ------------    ------------

Other income (charges):
   Investment income:
     Related party (Notes 3b and 3c) ....        222,556         201,413         149,763
     Other ..............................         78,417          75,610          75,301
   Interest expense and amortization of
     finance costs ......................       (846,842)       (816,567)     (1,022,208)
   Interest expense related to
   development activities ...............       (239,190)       (139,463)           --
   Equity in income of investees (Note 6)        104,450         171,751         338,565
   Lawsuit settlement (Note 8c) .........           --              --           548,190
   Gain on sale of property and
     equipment (Note 6d) ................      1,658,463            --              --
   Minority interest in income of
     consolidated subsidiary (Note 6d) ..       (556,237)           --              --
   Gain on sale of undeveloped
     land (Note 4b) .....................        120,401            --              --
   Reversal of accrued liability (Note 8d)       769,621            --              --
   Recognition of deferred gain (Note 3a)         21,422          19,553          25,000
                                            ------------    ------------    ------------
                                               1,333,061        (487,703)        114,611
                                            ------------    ------------    ------------

Income (loss) before extraordinary gain .        568,864        (809,421)     (2,083,286)

Extraordinary gain from troubled debt
   restructuring (Note 7b) ..............           --         1,261,826            --
                                            ------------    ------------    ------------

Net income (loss) .......................   $    568,864    $    452,405    $ (2,083,286)
                                            ============    ============    ============

Per common share (based on weighted average hares outstanding):
  Income (loss) before
   extraordinary gain ...................   $        .02    $       (.03)   $       (.08)
                                            ============    ============    ============

  Net income (loss) .....................   $        .02    $        .02    $       (.08)
                                            ============    ============    ============

           See accompanying notes to consolidated financial statements.

                                   Page A-12

                       SPORTS ARENAS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                    YEARS ENDED JUNE 30, 1996, 1995, AND 1994





                                             Common Stock
                                         ---------------------   Additional
                                          Number of               paid-in     Accumulated
                                           Shares     Amount      capital       deficit          Total
                                         ----------   --------   ----------   -----------    -----------

Balance at June 30, 1993 .............   27,250,000   $272,500   $1,730,049   $(6,386,392)   $(4,383,843)

Net loss .............................         --         --           --      (2,083,286)    (2,083,286)
                                         ----------   --------   ----------   -----------    -----------

Balance at June 30, 1994 .............   27,250,000    272,500    1,730,049    (8,469,678)    (6,467,129)

Net income ...........................         --         --           --         452,405        452,405
                                         ----------   --------   ----------   -----------    -----------

Balance at June 30, 1995 .............   27,250,000    272,500    1,730,049    (8,017,273)    (6,014,724)

Net income ...........................         --         --           --         568,864        568,864
                                         ----------   --------   ----------   -----------    -----------

Balance at June 30, 1996 .............   27,250,000   $272,500   $1,730,049   $(7,448,409)   $(5,445,860)
                                         ==========   ========   ==========   ===========    ===========





















 See accompanying notes to consolidated financial statements.



                                   Page A-13

                       SPORTS ARENAS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1996, 1995, AND 1994

                                                1996           1995           1994
                                            -----------    -----------    -----------
Cash flows from operating activities:
  Net income (loss) .....................   $   568,864    $   452,405    $(2,083,286)
  Adjustments to reconcile net income
   (loss) to net cash provided (used)
    by operating activities:
     Amortization of deferred financing
      costs and discount ................        38,976         41,989        100,389
     Depreciation and amortization ......       985,401      1,038,650      1,207,081
     Undistributed income of investees ..      (104,450)      (171,751)      (338,565)
     Gain on sale or real estate and
      undeveloped land ..................    (1,778,864)          --             --
     Minority interest in income of
      consolidated subsidiary ...........       556,237           --             --
     Extraordinary gain .................          --       (1,261,826)          --
     Interest income accrued on note
      receivable from shareholder .......      (176,744)      (157,612)      (110,128)
     Provisions for impairment losses ...          --             --        1,711,000
     Interest accrued on assessment
      district obligation ...............       132,687        168,278           --
     Reversal of accrued liability.......      (769,621)          --             --
     Lawsuit settlement accrual .........          --             --         (548,190)
                                            -----------    -----------    -----------
                                               (547,514)       110,133        (61,699)
   Changes in assets and liabilities:
    (Increase) decrease in other
      receivables, prepaid expenses, and
      costs in excess of billings .......      (449,572)        97,043        (86,134)
    Increase (decrease) in accounts
      payable and accrued expenses ......       718,106        (54,151)       566,076
    Other ...............................       (23,406)       (34,186)       (35,521)
                                            -----------    -----------    -----------
      Net cash provided (used) by
        operating activities ............      (302,386)       118,839        382,722
                                            -----------    -----------    -----------

Cash flows from investing activities:
   Increase in notes receivable .........        87,212        (58,383)        (6,921)
   Capital expenditures - other .........       (48,611)      (142,426)      (163,435)
   Contributions to investees ...........       (69,643)       (97,571)          --
   Distributions from investees .........       320,000        302,499      1,754,743
   Acquire interest in Redbird
     Properties (Note 6d) ...............        (5,289)          --             --
   Acquire additional interest in Old
     Vail Partners ......................          --          (49,845)          --
   Proceeds from sale of undeveloped land       160,401           --             --
   Proceeds from sale of real
     estate (Note 6d) ...................     1,675,142           --             --
   Proceeds from sale of investment .....          --             --           93,000
   Purchase of bowling centers ..........          --             --         (196,242)
                                            -----------    -----------    -----------
     Net cash provided (used) by
      investing activities ..............     2,119,212        (45,726)     1,481,145
                                            -----------    -----------    -----------

 Cash flows from financing activities:
   Scheduled principal payments .........      (754,646)      (864,740)    (1,007,921)
   Proceeds from line of credit .........       510,000        303,102        300,000
   Payments on line of credit ...........      (598,742)      (214,360)      (558,600)
   Costs related to troubled debt
     restructuring ......................          --          (21,659)          --
   Loan costs to refinance long-term debt          --          (39,417)          --
   Other ................................          --          (20,756)       (12,000)
                                            -----------    -----------    -----------
   Net cash used by financing activities       (843,388)      (857,830)    (1,278,521)
                                            -----------    -----------    -----------

Net increase (decrease) in cash and
  equivalents ...........................       973,438       (784,717)       585,346
Cash and equivalents, beginning of year .       120,027        904,744        319,398
                                            -----------    -----------    -----------

Cash and equivalents, end of year .......   $ 1,093,465    $   120,027    $   904,744
                                            ===========    ===========    ===========

                                   Page A-14

                       SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995, AND 1994


SUPPLEMENTAL CASH FLOW INFORMATION:

                   1996       1995       1994
                ---------   --------   --------

Interest paid   $ 793,000   $789,000   $900,000
                =========   ========   ========

  Supplemental schedule of non-cash investing and financing activities:

  In addition to the cash expenditures of $196,242 in 1994 and $205,356 in 1993, in 1994 the Company assumed long-term debt of $3,594,939 and borrowed $258,600 from its line of credit to acquire two bowling centers. The purchase price was allocated as follows: Equipment-$585,700; Land-$420,000; Building-$1,687,934; Deferred loan costs-$78,141; Goodwill-$1,345,362; Other assets-$40,000; and Other notes receivable-$98,000.

  Long-term debt of $17,751 in 1995 and $167,063 in 1994 were incurred to finance other capital expenditures of $28,750 in 1995, and $190,545 in 1994.

  In January 1994, the Company foreclosed on $233,270 of video games, equipment and other collateral related to the Company's guarantee of a bank's loan to a games room operator. The Company also assumed the $233,270 note payable to bank.

  Inaddition to the  initial  cash  payment of $50,000 to acquire an  additional interest in Old Vail Partners in September 1994, the acquisition resulted in the following items being included in the Company's consolidated balance sheet on the date of acquisition: Cash- $155; Prepaid expense- $85; Undeveloped land- $4,482,867; Investment in Vail Ranch Limited Partners- $1,122,062; Accounts payable- $4,095; Accrued interest- $50,000; Accrued property tax- $182,618; Other liabilities- $62,369; Notes payable- $93,819; Assessment District obligations, in default- $1,760,125; and Minority interest- $2,262,677. As a result of the consolidation of Old Vail Partners in the Company's financial statements, the Company's investment of $1,189,466 in Old Vail Partners was eliminated.

  In October 1994, the Company refinanced long term debt of $1,193,800 with a $1,200,000 note payable. The Company also incurred $45,617 of loan costs related to the refinancing, of which $39,417 was a cash expenditure.

  In October 1994, the Company extinguished debt of $2,461,942 by the transfer of title to an office building to the lender in complete satisfaction of the liability. The office building cost and accumulated depreciation were $1,856,187 and $721,739, respectively. The Company also wrote off the balance of unamortized loan costs ($19,995), deferred lease commissions ($27,765), and accrued property tax ($3,750) as part of the transactions. The Company incurred transaction costs of $21,659 to consummate the transfer.

  During the year ended June 30, 1995, the Company wrote-off $100,000 of fully amortized goodwill and $450,000 of fully amortized covenant-not-to-compete.


           See accompanying notes to consolidated financial statements.






                                   Page A-15

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994


1. Summary of significant accounting policies:

   Principles  of  consolidation  -  The  accompanying   consolidated  financial
    statements include the accounts of Sports Arenas, Inc. and all subsidiaries and partnerships more than 50 percent owned or in which there is a controlling financial interest (the Company). All material intercompany balances and transactions have been eliminated. The minority interests' share of the net loss of partially owned consolidated subsidiaries has been recorded to the extent of the minority interests' contributed capital. The Company uses the equity method of accounting for its investments in entities in which it has an ownership interest that gives the Company the ability to exercise significant influence over operating and financial policies of the investee. The Company uses the cost method of accounting for investments in which it has virtually no influence over operating and financial policies.

   Cash and equivalents - Cash and equivalents only include highly liquid investments with original maturities of less than 3 months. Cash equivalents totaled $963,169 at June 30, 1996.

   Property and equipment - Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the related assets, which are 20 and 30 years for the buildings and from 3 to 15 years for the other assets.

   Investment - The Company's purchase price in March 1975 of the one-half interest in UCV, L.P. exceeded the equity in the book value of net assets of the project at that time by approximately $1,300,000. The excess was allocated to land and buildings based on their relative fair values. The amount allocated to buildings is being amortized over the remaining useful lives of the buildings and the amortization is included in the Company's depreciation and amortization expense.

   Income taxes - The Company accounts for income taxes using the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

   Amortization of intangible assets - Deferred loan costs are being amortized over the terms of the loans on the straight-line method. Goodwill related to the acquisition of a bowling center is being amortized over 5 years on the straight-line method.

   Valuation impairment - The Company records a provision for value impairment of long-lived assets, including goodwill, whenever the sum of the estimated undiscounted future cash flows from operations plus the asset's estimated undiscounted disposition value is less than the current book value. The provision for value impairment, if any, is equal to the excess by which the current book value exceeds the fair value of the asset. The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed OF" on April 1, 1996. The Company's previous method of accounting for impairment losses was similar to SFAS No. 121, therefore there was no impact on the Company's financial position or results of operations.

   Reclassifications - The Company has reclassified certain prior period amounts in 1995 and 1994 to conform to their classification in 1996.

   Concentrations of credit risk - Financial instruments which potentially subject the Company to concentrations of credit risk are the notes receivable described in Note 3.





                                   Page A-16

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994


1. Summary of significant accounting policies (continued):

   Fair value of financial instruments - The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

     Cash and cash equivalents - the carrying amount reported in the balance sheet approximates the fair value due to their short-term maturities.

     Notes receivable - the fair value was determined by discounting future cash flows using interest rates for similar types of borrowing arrangements. The carrying value of notes receivable reported in the balance sheet approximates the fair value.

     Long-term debt - the fair value was determined by discounting future cash flows using the Company's current incremental borrowing rate for similar types of borrowing arrangements. The carrying value of long-term debt reported in the balance sheet approximates the fair value.

     Use of estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with general accepted accounting principles. Actual results could differ from these estimates.

2.  Related party transactions:

   A director of the Company owned an insurance company that served as the Company's insurance agent for 17 years until it ceased operations in June 1995. The Company paid $268,000 and $246,000 of insurance premiums to this insurance agent in the years ended June 30, 1995 and 1994, respectively.

   See notes 3b, 3c, 4a, 6d, 6e, and 8a for other related party transactions.

3. Notes receivable:

   (a) Sale of bowling centers - The Company sold two bowling centers in April 1989. Part of the consideration was an $800,000 note receivable from the buyer due in monthly installments of $7,720 beginning October 1, 1989, including principal and interest at 10 percent per annum. The balance is due in September 1997. Under the terms of the note, interest accruing from April 1989 through October 1989 was deferred and is due in September 1997, including interest accruing thereon. The following is the detail of the balance of the note receivable and accrued interest at June 30:
                                                             1996        1995
                                                          ---------    ---------
          Balance  of  note  receivable  due in  monthly
          installments .................................  $ 693,517    $ 708,145
          Deferred interest due September 1997 .........     38,476       34,999
                                                         ----------    ---------
                                                          $ 731,993    $ 743,144
                                                          =========    =========

        The Company is deferring recognition of $800,000 of the gain from the sale of the bowling centers in the year ended June 30, 1989 until such time as the operations of the two bowling centers become sufficient to support the payment of their obligations or as the principal balance of the note plus accrued and unpaid interest is reduced below $800,000. The Company recognized $21,422, $19,553, and $25,000 of the deferred gain in the years ended June 30, 1996, 1995 and 1994, respectively. The deferred gain is presented as a reduction of the note receivable in the consolidated balance sheets.

   (b) Affiliate - The Company made unsecured loans to Harold S. Elkan, the Company's President and, indirectly, the Company's majority shareholder, and recorded interest income of $45,812, $43,801, and $39,635 in 1996, 1995, and 1994, respectively. The balance of $552,567 at June 30, 1996 bears interest at 8 percent per annum and is due in monthly installments of interest only plus annual principal payments of $100,000 due in January 1, 1997-1999. The balance is due on January 1, 2001.


                                   Page A-17

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

3. Notes receivable (continued):

    (c) Shareholder - In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is wholly-owned by Harold S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (10-3/4 percent at June 30, 1996) and to be added to the principal balance annually. The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock. The original loan amount plus accrued interest of $717,013 is presented as a reduction of shareholders' equity because ABI's only asset is the stock of the Company. The Company recorded interest income from this note of $176,744 in 1996, $157,612 in 1995, and $110,128 in 1994.

4. Undeveloped land:

   (a) In August 1984, the Company acquired approximately 500 acres of undeveloped land in Lake of Ozarks, Missouri from an entity controlled by Harold S. Elkan (Elkan). The purchase price approximated the affiliate's original purchase price. Elkan has agreed to indemnify the Company for any realized decline in value of the land. The carrying value of the land was $281,629 at June 30, 1996 and 1995.

   (b) The Company owned approximately 55 acres of undeveloped land in Sierra County, New Mexico which was subject to a contract for sale to a third party at an imputed value of $150,000, which was executed in 1988. Due to the nature of the terms of the contract, the Company was going to record portions of the sale as payments were received. The purchaser defaulted on the contract, but the Company did not cancel the contract. As a result of the defaulted contract and lack of market for sale of the land, the Company had recorded $118,500 of valuation adjustments in prior years to reduce the carrying value to $40,000. In January 1996 the Company received $160,401 as payment in full on the contract and recorded a $120,401 gain from the sale of the land.

   (c) Through its ownership of Old Vail Partners, L.P. and its predecessor Old Vail Partners, a general partnership (collectively referred to as OVP, see Note 6c), the Company owns 40 acres of undeveloped land in Temecula, California. The $4,455,724 ($4,482,867 at June 30, 1995) carrying value of the property consists of: acquisition cost- $2,615,787, capitalized assessment district costs- $1,577,025 (see Note 6c), and other development planning costs $262,910. The property is currently subject to default judgments to the County of Riverside, California totaling approximately $688,000 regarding assessment district obligations. The County has not yet commenced foreclosure proceedings. In November 1993, the City of Temecula adopted a general development plan that designates 40 acres of property owned by OVP as suitable for "professional office" use, which is contrary to its zoning as "commercial" use. As part of the adoption of its general development plan, the City of Temecula adopted a provision that, until the zoning is changed on properties affected by the general plan, the general plan shall prevail when a use designated by the general plan conflicts with the existing zoning on the property. The result is that the City of Temecula has effectively down-zoned the 40 acre parcel from a "commercial" to "professional office" use. The parcel is subject to Assessment District liens which were allocated in 1989 based on a higher "commercial" use. Since the Assessment District liens are not subject to reapportionment as a result of re-zoning, a "professional office" use is not economically feasible due to the disproportionately high allocation of Assessment District costs. OVP has filed suit against the City of Temecula claiming that the City's adoption of a general plan as a means of effectively re-zoning the property is invalid. Additionally, OVP is claiming that, if the effective re-zoning is valid, the action is a taking and damaging of OVP's property without payment of just compensation. OVP is seeking to have the effective re-zoning invalidated and an unspecified amount of damages. The outcome of this litigation is uncertain. If the City of Temecula is successful in its attempt to down-zone the property, the value of the property may be significantly impaired.





                                   Page A-18

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

5. Capitalized carrying costs on leased land:

   The Company is a sublessor on a parcel of land which is subleased to individual owners of a condominium project. The Company capitalized $111,674 of carrying costs prior to subleasing the land in 1980. The Company is amortizing the capitalized carrying costs over the period of the subleases on the straight-line method. The capitalized costs are presented net of accumulated amortization of $26,105 in 1996 and $24,209 in 1995. The future minimum rental payments payable by the Company to the lessor on the lease are approximately $128,000 per year for the remaining term of 47 years (aggregate of $6,025,000) based on 85 percent of the minimum rent due from the sublessees. The future minimum rents due to the Company from the sublessees are approximately $151,000 per year for the remaining term of 47 years (aggregate of $7,088,000). The subleases provide for increases every five years based on increases in the Consumer Price Index.

6. Investments:

   (a) Investments consist of the following:

                                                    1996           1995
                                             -----------    -----------
Accounted for on the equity method:
   Investment in UCV, L.P. ...............   $(9,828,360)   $(9,559,390)
   Vail Ranch Limited Partners ...........     2,182,087      1,219,033
   Redbird Properties, Ltd. ..............          --          134,975
                                             -----------    -----------
                                              (7,646,273)    (8,205,382)
   Less Investment in UCV, L.P. classified
     as liability- Distributions received
     in excess of basis in investment ....     9,828,360      9,559,390
                                             -----------    -----------
                                               2,182,087      1,354,008
Accounted for on the cost basis:
   All Seasons Inns, La Paz ..............        50,032         62,139
                                             -----------    -----------
     Total investments ...................   $ 2,232,119    $ 1,416,147
                                             ===========    ===========

     The following is a summary of the equity in income (loss) of the investments accounted for by the equity method:
                                    1996        1995         1994
                                  --------   ---------    ---------
      UCV, L.P. ...............   $104,450   $ 224,222    $ 459,776
      Old Vail Partners .......       --       (50,256)    (117,000)
      Vail Ranch Limited
        Partners ..............       --          --           --
      Redbird Properties,  Ltd.       --        (2,215)      (4,211)
                                  --------   ---------    ---------

                                  $104,450   $ 171,751    $ 338,565
                                  ========   =========    =========

   The following is a reconciliation of the investments, other than UCV, L.P., accounted for on the equity method:
                                                         Vail Ranch
                                                          Limited      Redbird
                                                          Partners    Properties
                                                         ----------   ---------
Balance, July 1, 1995 ................................   $1,219,033   $ 134,975
Net carrying value of assets transferred upon
   consolidation .....................................         --      (134,975)
Assumption of partnership liability ..................       56,221        --
Reversal of accrued liability.........................      837,190        --
Contributions (distributions) ........................       69,643        --
                                                         ----------   ---------
Balance, June 30, 1996 ...............................   $2,182,087   $    --
                                                         ==========   =========


                                   Page A-19

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

6. Investments (continued):

   (b) Investment in UCV, L.P.:

     The Company is a one percent managing general partner and 49 percent limited partner in UCV, L.P. (UCV) which owns University City Village, a 542 unit apartment project in San Diego, California.

     The following is summarized financial information of UCV as of and for the years ended March 31 (UCV's fiscal year end):
                                        1996          1995          1994
                                    -----------   -----------   -----------
     Total assets ...............   $ 2,587,000   $ 2,867,000   $ 2,409,000
     Total liabilities ..........    20,204,000    20,179,000    17,291,000

     Revenues ...................     4,169,000     3,990,000     3,840,000
     Operating and general and
       administrative costs .....     1,465,000     1,431,000     1,433,000
     Redevelopment planning costs       186,000          --            --
     Depreciation ...............       194,000       182,000       187,000
     Interest expense ...........     2,115,000     1,929,000     1,300,000
     Net income .................       209,000       448,000       920,000


     The  apartment  project  is  managed  by  the  Company,   which  recognized
     management fee income of $108,233, $106,616, and $105,824 in the twelve month periods ended June 30, 1996, 1995, and 1994, respectively.

     A reconciliation of distributions received in excess of basis in UCV as of June 30 is as follows:

                                       1996           1995
                                   -----------    -----------
     Balance, beginning ........    $9,559,390     $9,467,693
     Equity in income ..........      (104,450)      (224,222)
     Cash distributions ........       320,000        262,499
     Amortization of purchase
       price in excess of equity
       in net assets ...........        53,420         53,420
                                   -----------    -----------
     Balance, ending ...........    $9,828,360     $9,559,390
                                   ===========    ===========

   (c) Investment in Old Vail Partners and Vail Ranch Limited Partnership:

     RCSA Holdings, Inc. (RCSA) and OVGP, Inc. (OVGP), wholly-owned subsidiaries of the Company, own a combined 50 percent general and limited partnership interest in Old Vail Partners, L.P. , a California limited partnership
     (OVP). OVP owns approximately 40 acres of undeveloped land and a 50 percent limited partnership interest in Vail Ranch Limited Partnership (VRLP). Since September 1988, OVP had been a general partnership with RCSA as 33 percent co-managing general partner and a third-party as a 67 percent co-managing general partner. Effective in September 1994: the general partnership was converted to a limited partnership; RCSA was converted to a 49 percent limited partner; OVGP was admitted as a one percent general partner; and the third-party's interest was converted to a liquidating partnership interest. This transaction effectively resulted in the acquisition of the third-party's partnership interest in OVP for a cash payment of $50,000 and the rights to 50 percent of future distributions up to $2,450,000. Under certain circumstances, which have not yet occurred, the Company may have to make minimum annual distributions of $50,000 or $100,000 until September 1999. Legal title to the 40 acres of undeveloped land is still in the process of being changed from the former general partnership's name to the limited partnership. Prior to September 23, 1994, the Company accounted for its investment in OVP as an unconsolidated subsidiary on the equity method of accounting. Effective September 23, 1994, OVP was consolidated with the Company and the capital account of the other partner is presented as "Minority interest" in the consolidated balance sheet.




                                   Page A-20

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

6. Investments (continued):

   (c)   Investment  in  Old  Vail   Partners  and  Vail  Ranch  Limited
          Partnership (continued):

     The following is summarized balance sheet information of OVP included in the Company's consolidated balance sheet as of June 30, 1996 and 1995:
                                                    1996         1995
                                                 ----------   ----------
     Undeveloped land ........................   $4,455,724   $4,482,867
     Investment in Vail Ranch Limited
       Partnership ...........................    2,182,087    1,219,033
     Assessment district obligation-in default    2,061,090    1,928,403
     Accounts payable ........................        5,396       11,384
     Accrued interest ........................         --         44,154
     Accrued property taxes ..................      337,016      198,723
     Note payable ............................      340,169       93,820
     Minority interest in subsidiary .........    2,212,677    2,212,677

     VRLP is a partnership formed in September 1994 between OVP and a third party (Developer) to develop 32 acres of the land that was contributed by OVP to VRLP. OVP is a 50 percent limited partner with a priority right to distributions for specified amounts based on the acreage being developed. These amounts will be reduced by any amounts expended by VRLP to extinguish approximately $1,259,000 of obligations incurred by OVP prior to the transfer that are liens on the 32 acres of land, primarily relating to delinquent assessments and property taxes. The Developer reached agreements with an anchor tenant and others and obtained construction financing for development of a 14 acre phase, which funded in July 1996. The construction loan provided funds to pay all back taxes and assessments on the 32 acres. The timing and amount of distributions that OVP will receive from the VRLP are uncertain. The following is summarized financial information of VRLP as of June 30, 1996 and 1995 and for the period ended September 23, 1994 (inception) to June 30, 1995:
                                                 1996         1995
                                             ----------   ----------
     Assets:
       Land ..............................   $2,299,000   $2,283,000
       Development costs .................    2,481,000    1,198,000
       Allocated assessments district
        improvements .....................    3,664,000    3,664,000
                                             ----------   ----------
         Total assets ....................    8,444,000    7,145,000
                                             ----------   ----------
     Liabilities:
       Delinquent assessment district
          payments and property taxes paid
          from construction loan .........    1,316,000      890,000
       Other liabilities .................    1,398,000    1,876,000
       Assessment district note payable ..    3,005,000    3,107,000
                                             ----------   ----------
           Total liabilities .............    5,719,000    5,873,000
                                             ----------   ----------
     Revenues ............................         --           --
     Net loss ............................         --           --

     The 40 acres of land owned by OVP are located within a special assessment district of the County of Riverside, California (the County) which was created to fund and develop roadways, sewers, and other required infrastructure improvements in the area necessary for the owners to develop their properties. Property within the assessment district is collateral for an allocated portion of the bonded debt that were issued by the assessment district to fund the improvements. The annual payments (made in semiannual installments) due related to the bonded debt are approximately $156,000 for the 40 acres. The payments continue through the year 2014 and include interest at approximately 7-3/4 percent. OVP is delinquent in the payment of property taxes and assessments for the last four years. As of June 30, 1996, the County had obtained judgments for the defaults under the assessment district obligations, however, the County has not yet commenced foreclosure proceedings on these judgments.




                                   Page A-21

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

6. Investments (continued):

   (c) Investment  in  Old  Vail   Partners  and  Vail  Ranch  Limited
          Partnership (continued):

     The amount due to cure the judgments at June 30, 1996 was approximately $688,000. The principal balance of the allocated portion of the bonds ($1,513,730), and delinquent interest and penalties ($547,360) are classified as "Assessment district obligation- in default" in the consolidated balance sheet. In addition, accrued property taxes in the balance sheet includes $337,016 of delinquent property taxes and late fees related to the 40 acre parcel.

   (d) Investment in Redbird Properties, Ltd.:

     At June 30, 1995, the Company owned a 40 percent limited partnership interest in Redbird Properties, Ltd. which owns the land and building in which one of the Company's bowling centers (Red Bird Lanes) was located. The other 60 percent interest was owned by Harold S. Elkan as a 30 percent limited partner, and by his brother, directly and indirectly, as a one percent general partner and 29 percent limited partner. Effective July 1, 1995, the Company purchased an additional 29 percent partnership interest in Redbird Properties, Ltd. from Harold S. Elkan for $446,000. The purchase price is payable in monthly installments of interest at 8 percent per annum plus annual principal payments of $100,000 on January 1, 1996-1999 and $46,000 on January 1, 2000. The agreement provides for an adjustment to the purchase price if the partnership subsequently sells the real estate prior to June 30, 1996. The Company's partnership interest is entitled to a priority return over the other limited partners. As described below, the partnership sold the property on May 31, 1996 for an amount that resulted in an adjustment of the purchase price to $419,744.

     The Company had accounted for its investment in Redbird Properties using the equity method of accounting through June 30, 1995. As a result of acquiring the additional 29 percent interest, Redbird Properties became a consolidated subsidiary, effective July 1, 1995. This transaction resulted in an increase in the following assets and liabilities: Property and equipment- $1,537,984, Accumulated depreciation- $331,500; Note payable- $713,538; Note payable, related party- $446,000. The effect of this transaction was also to eliminate the Company's $134,975 investment in Redbird Properties and to reduce Minority interests by $93,275, which relates to advances to the other partners in excess of their basis.

     On May 31, 1996, Redbird Properties sold the land and building for $2,800,000 which resulted in a gain of $1,658,463 of which $556,237 was allocable to the other partners in Redbird Properties. As a result of the sale the company ceased operations of the Redbird Lanes bowling center and sold the equipment for a minimal gain. The proceeds from the sale plus the sale proceeds of $130,754 from the sale of bowling equipment were partially used to extinguish $777,079 of long-term debt, pay $15,221 of selling expense, and pay the other partners distributions of $463,312. The following are the combined results of operations of Redbird Lanes and Redbird Properties included in the Company's statements of operations, excluding the gain from the sale:

                                             1996          1995         1994
                                         -----------    ----------   ----------
     Revenues ........................   $ 1,154,527    $1,248,438   $1,299,196
     Bowling costs ...................       699,475       845,381      855,855
     Selling, general and
      administrative:
       Direct ........................       248,899       252,358      306,975
       Allocated .....................        58,000        62,600       65,000
     Depreciation ....................        58,681        34,194       31,579
     Interest ........................        93,044        20,862       24,713
     Income (loss) excluding gain from
       sale ..........................        (3,572)       33,043       15,074





                                   Page A-22

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

6. Investments (continued):

   (e) Other investments:

     The Company owns a 6 percent limited partnership interest in two partnerships (the Hotel) that own and operate a 109-room hotel in La Paz, Mexico (All Seasons Inns, La Paz). The $50,032 carrying value of the Hotel at June 30, 1996 ($62,139 at June 30, 1995) is net of a $125,000 valuation adjustment recorded in the year ended June 30, 1991. On August 13, 1994, the partners owning the Hotel agreed to sell their partnership interests to one of the general partners. The total consideration to the Company ($123,926) was $2,861 cash at closing (December 31, 1994) plus a $121,065 note receivable bearing interest at 10 percent with installments of $60,532 plus interest due on January 1, 1996 and 1997. Due to financial problems of the new owner, the note receivable was restructured so that all principal is due on January 1, 1997. Because the cash consideration received at closing was minimal, the Company has not recorded the sale of its investment. The Company will record the $58,926 gain from the sale when the when the note is paid in January 1997. The cash payments of $2,861 received in December 1994 and $12,107 in December 1995 (representing accrued interest through December 1995) were applied to reduce the carrying value of the investment.

     In April 1994, the Company sold its investment in Jamar Holdings, Ltd. to James Crowley, a Director of the Company, for $93,000 and recorded a loss of $12,178. The Company purchased the investment in February 1989 from James Crowley for $100,000 plus other costs.

7. Long-term debt:

   (a) Long-term debt consists of the following:
                                                        1996       1995
                                                      --------   --------
7-3/10% note payable collateralized by $704,000 of
   real estate and $1,651,000 of equipment at
   Marietta Lanes bowling center, due in monthly
   installments of $5,068 including principal and a
   variable rate of interest (base plus 2-1/2%)
   adjusted monthly, payment amount is adjusted
   annually to correspond to the remaining
   amortization term and the current interest rate,
   balance due December 1, 1997 ...................  $ 641,289  $ 652,992

9-1/2% note payable, collateralized by $998,000 of
   equipment at Marietta Lanes bowling center, due
   in average monthly installments of $2,189,
   including principal and interest, balance due
   September 2003 .................................    133,490    146,015

9-3/4% note payable collateralized by $2,161,000 of
   real property and $845,000 of equipment of
   American Bowling Center, principal due in
   monthly installments of $4,605 plus interest at
   a variable rate (prime plus 1-1/2 points)
   adjusted monthly, balance due January 2001 .....    253,235    308,489

9-7/10% note payable collateralized by $2,161,000
   of real property and $845,000 of equipment of
   American Bowling Center, guaranteed by Small
   Business Administration, due in monthly
   installments of $4,386 including interest,
   balance due January 2011 .......................    410,749    423,407








                                   Page A-23

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994


7. Long-term debt (continued):
   (a) (continued)

                                                          1996        1995
                                                       ---------   ---------

14-4/10% note payable collateralized by $2,161,000
   of real property and $845,000 of equipment of
   American Bowling Center, due in average monthly
   installments of $14,220, including interest,
   balance due October 1995 ........................        --        19,876

9% note payable collateralized by $2,161,000 of
   real property and $845,000 of equipment of
   American Bowling Center, due in monthly
   installments of $5,846 including interest,
   balance due August 2003 .........................     369,519     404,674
                                                       ---------
   Subtotal of Long-Term debt extinguished upon
         sale of assets (Note 12) ..................   1,808,282
                                                       ---------

10-9/10% note payable collateralized by first trust
   deed on $1,076,000 of land and office building,
   due in monthly installments of $11,675 including
   interest, balance due in October 2004  ..........   1,183,093   1,193,602

10-3/4% note payable collateralized by partnership
   interest in Old Vail Partners, principal is due
   in monthly payments of $5,223 plus interest at a
   variable rate (prime plus 1-1/2 points) adjusted
   monthly.  Additional principal payments are due
   to the extent distributions are received from
   Old Vail Partners.  The balance was due in
   November 1996 but a $115,000 principal payment
   was made in July 1996 and the loan was extended
   to November 1998.  The loan is guaranteed by
   Harold S. Elkan .................................     868,555     931,711

8-1/2% note payable to bank, collateralized by deed
   of trust on $282,000 of undeveloped land,
   principal of $4,745 plus interest is payable
   annually, balance due February 1999 .............      90,164      94,909

8% note payable collateralized by $2,108,000 of
   real estate and $264,000 of equipment at Valley
   Bowling Center, due in monthly installments of
   $18,882 including principal and interest,
   balance due August 2000 .........................   1,994,403   2,058,019

10% note payable collateralized by $668,000 of
   equipment at Valley and Grove Bowling Centers,
   due in monthly installments of $5,197, including
   principal and interest, balance due June 30, 1997     112,445     160,900

9% note payable collateralized by $66,000 of
   equipment at Valley and Grove Bowling Centers,
   due in monthly installments of $2,170, including
   principal and interest, balance due August 1996         2,304      26,920

9% note payable collateralized by $668,000 of
   equipment at Valley and Grove Bowling Centers,
   due in monthly installments of $1,443, including
   principal and interest, balance due June 1998
   This note was paid in full in July 1996 .........      31,564      45,264



                                   Page A-24

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994


7. Long-term debt (continued):

   (a) (continued)
                                                         1996           1995
                                                     -----------    -----------
8%-10% notes payable collateralized by $264,000 of
   equipment at Valley Bowling Center, due in
   monthly installments of $11,780 including
   principal and interest, balance due June 1998 .       277,685        383,271

9% note payable, unsecured, due in monthly
   installments of $2,000 thereafter, including
   principal and interest, balance due April 1997
   The note was originally due in February 1996  .        73,474         90,043

8-1/2% note payable, unsecured, due in monthly
   installments of $3,060 of principal and
   interest, balance due October 1996 ............        73,307        102,337

9-1/2% notes payable collateralized by $141,000 of
   video game equipment, due in monthly
   installments of $4,895 including principal and
   interest, balance due October 1, 1998  ........       102,439        146,356

10-1/2% note payable collateralized by first trust
   deed on $4,482,867 of undeveloped land,
   principal and accrued interest (a variable rate
   of base plus 1-1/2 points) due June 22, 1997 ..       340,169         93,820

Capitalized lease obligation (Note 8a), paid in
  June 1996  .....................................          --          113,439

Other ............................................        78,913        112,591
                                                     -----------    -----------
                                                       7,036,797      7,508,635
Less long-term debt extinguished upon sale .......    (1,808,282)          --
Less current maturities ..........................    (1,061,000)      (705,000)
                                                     -----------    -----------
                                                      $4,167,515     $6,803,635
                                                     ===========    ===========

        The values of property and equipment as collateral for the notes are listed at historical cost less valuation adjustments.

        The principal payments due on notes payable during the next five fiscal years are as follows: $1,061,000 in 1997, $1,163,000 in 1998, $978,000 in 1999, $251,000 in 1999, and $1,826,000 in 2000.

   (b) On October 5, 1994, the Company transferred title in an office building to the lender in complete satisfaction of a related note payable with a balance of $2,461,942. The carrying value of the land, office building, and improvements was $1,134,447 (net of a $1,578,000 valuation adjustment recorded in the year ended June 30, 1994). After deducting the $44,010 carrying value of other related assets, transaction costs of $21,659, and the carrying value of the property, the Company recorded a $1,261,826 extraordinary gain from the extinguishment of debt in October 1994. This transaction was part of an agreement with the lender whereby the Company's monthly payments were modified, effective July 1994, to equal the net cash flow of the property until title to the property was transferred to the lender. For the prior two years, the Company unsuccessfully attempted to negotiate a modification of the loan terms with the original lender and then its successor. The $1,200,000 estimated current fair value of the office building was considerably less than the balance of the loan due to significant declines in the market rents since 1989. There was no effect for federal income tax purposes due to utilization of the Company's net operating loss carry-forwards.




                                   Page A-25

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994


7. Long-term debt (continued):

   (c) The Company has a $300,000 revolving line of credit which matured September 2, 1996. The Company is in the process of getting the line of credit renewed under similar terms. Amounts drawn on the line of credit bear interest on amounts drawn at the bank's base rate plus three percentage points (11% at June 30, 1996). Payments of interest and $5,000 principal are due monthly. The Company's borrowings from this line of credit averaged $192,000 during the year ended June 30, 1996 ($40,000 in 1995 and $140,000 in 1994).

8. Commitments and contingencies:

   (a) The Company leased three of its bowling centers (Grove, Redbird, and Village) under operating leases. Redbird Lanes' leased its facility from an entity (Redbird Properties, Ltd.) which became a consolidated subsidiary on July 1, 1995. The Redbird Lanes bowling center was closed on May 7, 1996 and the property was sold on May 31, 1996 (See Note 6d). The Village Lanes bowling center was sold on August 7, 1996 (See Note
        12).

        The lease agreement for the Grove bowling center provides for approximate annual minimum rentals in addition to taxes, insurance, and maintenance as follows: $360,000 for each of the years 1997 through 2001 and $720,000 in the aggregate thereafter. This lease expires in June 2003 and contains three 5-year options at rates increased by 10-15 percent over the last rate in the expiring term of the lease. This lease also provides for additional rent based on a percentage of gross revenues, however, Grove has not yet exceeded the minimum amount of gross revenue.

        Rental expense for Grove bowling center was $360,000 in 1996 and 1995, and $330,000 and in 1994.

        The Company is a guarantor of a lease for one of the bowling centers sold in April 1989. The guarantee expires in December 1996 and the remaining minimum rental on the lease subject to the guarantee is $25,300.

   (b) The Company has an employment agreement with Harold S. Elkan expiring July 1, 1998, which provides that if he is discharged without good cause, or discharged following a change in management or control of the Company, he will be entitled to liquidation damages equal to twice his salary at time of termination plus $50,000. As of June 30, 1996, his annual salary was $250,000.

   (c) The Company had a judgment against it of $211,000 for breach of lease. The litigation was originally initiated by the Company to contest the lessor's cancellation of a lease for failure to meet development criteria on the leased parcel. The Company failed in its litigation after a lengthy appeals process and the lessor was awarded an amount equal to one year's rent. The Company accrued the provision for the judgment in the year ended June 30, 1985 and subsequently accrued annual estimates of interest totaling $309,190 through June 30, 1993 ($47,290 accrued in 1993). The statute of limitations to enforce the judgment expired in April 1994 and the liability was extinguished. Therefore the Company recorded $548,190 of income in the amount of the previously recorded judgment and accrued interest plus another related item for $28,000 in the year ended June 30, 1994.




                                   Page A-26

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

8. Commitments and contingencies (continued):

   (d) During the year ended June 30, 1996, the Company reversed amounts accrued in prior years totaling $769,621 as the Company determined that the loss contingency was no longer probable.

   (e) The Company is involved in other various routine litigation and disputes incident to its business. In management's opinion, based in part on the advice of legal counsel, none of these matters will have a material adverse affect on the Company's financial position.

9. Income taxes:

   During the years ended June 30, 1996, 1995, and 1994, the Company has not recorded any income tax expense or benefit due to its utilization of prior loss carry-forwards.

   At June 30, 1996, the Company had net operating loss carry-forwards of $7,638,000 for income tax purposes. The carry-forwards expire from years 2000 to 2008. Deferred tax assets are primarily related to these net operating loss carry-forwards and certain other temporary differences. Due to the uncertainty of future realizability of deferred tax assets, a valuation allowance has been recorded for deferred tax assets to the extent they will not be offset by the reversal of future taxable differences. Accordingly, there are no net deferred taxes at June 30, 1996 and 1995.

   The following is a reconciliation of the normal expected federal income tax rate to the loss before extraordinary gain reported in the financial statements:
                                            1996         1995         1994
                                         ---------    ---------    ---------

     Expected federal income tax .....   $ 394,000    $(283,000)   $(729,000)
     Increase in valuation allowance .     180,000       94,000         --
     Utilization of net operating loss
        carryforwards ................    (574,000)        --           --
     Losses for which no tax benefits
        were recognized ..............        --        189,000      729,000
                                         ---------    ---------    ---------
     Provision for income tax expense    $    --      $    --      $    --
                                         =========    =========    =========

   The following is a schedule of the significant components of the Company's deferred tax assets and deferred tax liabilities as of June 30, 1995 and 1994:

                                                1996           1995
                                            -----------    -----------
     Deferred tax assets:
        Net operating loss carryforwards    $ 2,597,000    $ 2,609,000
        Accumulated depreciation and
          amortization ..................       498,000        360,000
        Deferred gain ...................       286,000        295,000
        Capitalized interest and taxes ..       200,000        200,000
        Valuation for impairment loss ...        36,000         83,000
        Other ...........................       470,000        360,000
                                            -----------    -----------
          Total gross deferred tax assets     4,087,000      3,907,000
          Less valuation allowance ......    (4,087,000)    (3,907,000)
                                            ===========    ===========
     Net deferred tax assets ............   $      --      $      --
                                            ===========    ===========




                                   Page A-27

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

10. Leasing activities:

   The Company, as lessor, leases office space in an office building (two office buildings in 1994, see below) under operating leases which are primarily for periods ranging from one to five years with options to renew. The Company is also a sublessor of land to condominium owners under operating leases with an approximate remaining term of 65 years which commenced in 1981 and 1982 (see
   Note 5).

   The approximate future minimum rentals for existing noncancellable leases on the remaining office building are as follows: $265,000 in 1997, $80,000 in 1998, $33,000 in 1999, $15,000 in 2000, $15,000 in 2001, none thereafter, and
   $408,000 in the aggregate.

   The following is a schedule of the Company's investment in rental property as of June 30, 1996 and 1995:
                                    1996           1995
                                -----------    -----------
     Land ...................   $   258,000    $   258,000
     Building ...............       773,393        773,393
     Tenant improvements ....        49,207         45,043
                                -----------    -----------
                                  1,080,600      1,076,436
     Accumulated depreciation      (186,736)      (135,880)
                                -----------    -----------
                                $   893,864    $   940,556
                                ===========    ===========

   As described in Note 7b, on October 5, 1994, the Company transferred title in an office building to the lender in complete satisfaction of a related note payable with a balance of $2,461,942. The cost (after reduction for the $1,578,000 provision for impairment loss described in Note 7b) and accumulated depreciation for this building was $1,854,693 and $697,406, respectively, at June 30, 1994. The following is a summary of the results of operations of this office building for the years ended June 30, 1995 and 1994:
                             1995           1994
                         -----------    -----------
     Rents ...........   $    50,000    $   201,000
     Rental costs ....        19,000         92,000
     Depreciation ....        27,000        108,000
     Interest ........        12,000        155,000
     Provision for
       impairment loss          --        1,578,000
     Net Loss ........        (8,000)    (1,732,000)

11. Business segment information:

   The Company operates principally in four business segments: bowling centers, commercial construction (primarily tenant improvements), commercial real estate rental, and real estate development. As described in Note 6c, the real estate development segment commenced in September 1994 when the Company acquired a controlling interest in Old Vail Partners. Other revenues, which are not part of an identified segment, consist of property management fees (earned from both a property 50 percent owned by the Company and a property in which the Company has no ownership) and commercial brokerage.





                                   Page A-28

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

11. Business segment information (continued):

   The following is summarized information about the Company's operations by business segment.

                                       1996           1995           1994
                                   -----------    -----------    -----------
     Bowling:
       Net sales ...............   $ 7,452,834    $ 7,799,991    $ 7,949,200
       Operating income (loss) .      (330,108)       (78,560)      (383,392)
       Depreciation ............       825,196        849,598        947,555
       Identifiable assets .....     5,189,000      6,869,000      6,638,000
       Capital expenditures ....        38,000        114,000      4,555,000

     Commercial construction:
       Net sales ...............   $ 2,008,073    $ 1,785,523    $ 1,752,056
       Operating income ........        53,451         25,107         19,349
       Depreciation ............         6,285          5,582          5,748
       Identifiable assets .....       661,000        341,000        508,000
       Capital expenditures ....         1,000         30,000           --

     Real Estate Rental:
       Net sales ...............   $   562,188    $   577,136    $   686,046
       Operating income- before
        valuation adjustment and
        loss on disposal .......       233,892        214,493        169,684
       Operating income (loss) .       233,892        214,493     (1,408,316)
       Depreciation ............        65,942         93,496        169,933
       Identifiable assets .....     1,471,000      1,285,000      2,459,000
       Capital expenditures ....         4,000         10,000         27,000

            Net sales includes $53,184 of intercompany rental income which was eliminated in consolidation in 1996, 1995 and 1994.

     Real Estate Development:
       Net sales ...............   $      --      $      --      $      --
       Operating income (loss) .       704,331       (141,391)          --
       Identifiable assets .....     7,116,000      6,026,000      1,603,000
       Capital expenditures ....          --             --             --

     Unallocated Corporate
      Overhead and Other
      Activities:
       Net sales ...............       184,371    $   232,135    $   219,858
       Operating loss ..........      (482,321)      (287,947)      (372,118)
       Depreciation ............        34,558         36,554         30,425
       Identifiable assets .....     2,634,000        788,000      2,465,000
       Capital expenditures ....         6,000          7,000         27,000





                                   Page A-29

                      SPORTS ARENAS, INC. AND SUBSIDIARIES

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

12. Subsequent Event:

   On August 7, 1996 the Company sold the Village, Marietta and American Bowling Centers (all located in Georgia) and related real estate for $3,950,000 cash, which resulted in a gain of approximately $1,125,000. The property and equipment and the long-term debt extinguished from the sale proceeds are presented as current assets and liabilities, respectively. The following are the results of operations of these bowling centers included in the Company's statements of operations for the years ended June 30, 1996, 1995 and 1994:

                                1996           1995          1994
                            -----------    -----------   -----------
     Revenues ...........   $ 3,469,368    $ 3,617,868   $ 3,722,215
     Bowl costs .........     2,159,023      2,094,923     2,187,531
     Selling, general and
     administrative:
       Direct ...........       787,122        790,245       807,091
       Allocated ........       212,700        224,700       233,000
     Depreciation .......       222,370        260,291       440,927
     Interest expense ...       175,774        200,109       231,034
     Income (loss) ......       (87,621)        47,600      (177,368)






                                   Page A-30

                      INDEPENDENT AUDITORS' REPORT



To Board of Directors and Shareholders
Sports Arenas, Inc.:


We have audited the accompanying consolidated balance sheets of Sports Arenas, Inc. and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for each of the years in the three-year period ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sports Arenas, Inc. and subsidiaries as of June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1996, in conformity with generally accepted accounting principles.





                              KPMG PEAT MARWICK LLP

San Diego, California
September 25, 1996



                                   Page A-31

                          SPORTS ARENAS, INC.
                        [A DELAWARE CORPORATION]



                         CORPORATE INFORMATION

       Corporate Offices                5230 Carroll Canyon Road, Suite 310
                                        San Diego, California 92121



       Directors                        Harold S. Elkan
                                        Steven R. Whitman
                                        James E. Crowley
                                        Robert A. MacNamara
                                        Patrick D. Reiley



       Officers                         Harold S. Elkan, President
                                        Steven R. Whitman, Chief
                                           Financial Officer; Secretary



       Legal Counsel                    Cramer & Zeko, A P.C.
                                        401 West A Street, Suite 2300
                                        San Diego, California 92101



       Auditors                         KPMG Peat Marwick LLP
                                        750 B Street, Suite 3000
                                        San Diego, California 92101



                                   Page A-32

                        PROXY FOR 1996 ANNUAL MEETING OF
                     THE SHAREHOLDERS OF SPORTS ARENAS, INC.


         The undersigned shareholder of Sports Arenas, Inc. hereby appoints Harold S. Elkan and Steven R. Whitman, or any one of them (with full power to act alone and to designate substitutes) Proxies of the undersigned with authority to vote and otherwise represent all of the shares of the undersigned at the Annual Meeting of Shareholders to be held on December 20, 1996, or an adjourned meeting thereof with all of the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting. All matters intended to be acted upon have been proposed by the Board of Directors. This Proxy confers authority to vote "FOR" each proposition unless otherwise indicated.

         (1) To elect as Directors and nominees listed below:

                  Harold S. Elkan                    Patrick Reiley
                  Steven R. Whitman         James E. Crowley
                                                     Robert A. MacNamara

                           [ ]  WITHHOLD  AUTHORITY  to vote  for  all  nominees
                                  listed  above
                           [ ]  FOR  all  nominees  listed  above
                                  (except as marked to the contrary)

Note: To withhold authority to vote for an individual nominee, strike a line through the nominee's name.

         (2) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending June 30, 1997

              For [  ]         Against [  ]             Abstain [  ]

         (3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

              For [  ]         Against [  ]             Abstain [  ]

THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS OF SPORTS  ARENAS,
          INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                           (Continued from other side)


Dated:
       --------------                    ----------------------------------
                                                     Signature


                                         ---------------------------------
                                                     Signature



                                         ---------------------------------
                                                     Signature

                                        Please sign exactly as your name appears
                                        on  your  stock  certificate(s).   Joint
                                        owners of the  shares  must  each  sign.
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